NASDAQ:PABK
PAB Bankshares, Inc.
Sandler O’Neill & Partners, L.P.
East Coast Financial Services
Conference
Panel Presentation By
M. Burke Welsh, Jr.
President and Chief Executive Officer
November 13, 2007
Naples, Florida
www.pabbankshares.com

NASDAQ:PABK
This presentation contains “forward-looking statements”, as defined by federal securities laws.  Statements regarding the future of the Company, including our outlook on earnings, dividends, stock performance, asset quality, real estate markets, asset or deposit growth, branching, interest rates and general market conditions are forward-looking statements.  These forward-looking statements are based on our beliefs and assumptions using data currently available to us and involve numerous risks and uncertainties.
Accordingly, a variety of factors could cause our actual results to differ materially from the opinions expressed in these forward-looking statements.
A potential list of such factors is outlined in our periodic reports filed with the
Securities and Exchange Commission (the “SEC”), including our Annual
Report on Form 10-K for the year ended December 31, 2006 as filed with the
SEC on March 16, 2007.  A copy of our Form 10-K may be found in the
“Investor Relations” section of our website, www.pabbankshares.com.
Forward-Looking Statement Notice
  www.pabbankshares.com

Atlanta
Orlando
0
125mi
Copyright (C) 2007 SNL Financial LC. All rights reserved

PAB BANKSHARES INC

NASDAQ:PABK
Valdosta
Jacksonville
Tallahassee
Savannah
* From 12-31-02 to 9-30-07 (annualized)

^ Based on Nov. 5, 2007 closing stock prince
       Branch
       Loan production office
Company Overview
▪ $1.2 billion in total assets
▪

5-year CAGR = 10.6% *
▪ $142 million market cap ^
▪ Senior Management Team with
    an average banking tenure of
    over 28 years each
▪ Strong market position in South
    Georgia
▪ Growing presence in attractive
    demographic markets around
    Atlanta and North Florida

1,000
900
800
700
600
500
400
300
200
100
-
($millions)
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
3Q07
S GA
N GA
FL
Treasury

41%
9%
49%

PAB
BANKSHARES
INC

NASDAQ:PABK
5-Year CAGR = 11.2%*
* From 12-31-02 to 9-30-07 (annualized)
Loans By Market
(as of Sept. 30, 2007)
8.43%
Average
Loan Yield
(for the Quarter Ended
Sept. 30, 2007)
Loan Portfolio Analysis
  www.pabbankshares.com

Commercial
Ag/farm
Construction & Development
Commercial R/E
Residential R/E
Consumer
37%
29%
18%
9%

Residential A&D
Commercial A&D
Residential Construction
Commercial Construction
Other
39%
28%
19%
7%
7%

Owner-occupied
Nonowner-occupied
Multi-family
Hotel/Motel
Other
35%
36%
7%
5%
18%

NASDAQ:PABK
Loans By Type
(as of Sept. 30, 2007)
Construction & Development Loans
Commercial Real Estate Loans
Loan Portfolio Concentrations
  www.pabbankshares.com

Nonperforming Loans/Total Loans

2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
4Q02
4Q03
4Q04
4Q05
4Q06
3Q07
PABK
FL Peer
GA Peer

Nonperforming Assets/Total Assets

2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
4Q02
4Q03
4Q04
4Q05
4Q06
3Q07
PABK
FL Peer
GA Peer

PAB BANKSHARES INC

NASDAQ:PABK
2007 YTD Net Loss Ratio
0.02%
5-Year Avg. Net Loss Ratio
0.09%
GA Peer = GA Public Banks $500mm - $3b in Assets
FL Peer = FL Public Banks $500mm - $3b in Assets
Source: SNL Financial
 www.pabbankshares.com
Asset Quality

1,000
900
800
700
600
500
400
300
200
100
-
($millions)
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
3Q07
S GA
N GA
FL
Treasury

Noninterest-bearing Demand
Int.-bearing Demand & Savings
Time < $100m
Time > $100m
Brokered Time
37%
32%
9%
18%

PAB
BANKSHARES
INC

NASDAQ:PABK
5-Year CAGR = 11.2%*
* From 12-31-02 to 9-30-07 (annualized)
Deposits By Type
(as of Sept. 30, 2007)
 www.pabbankshares.com
3.99%
Average
Rate Paid
for Deposits
(for the Quarter Ended
Sept. 30, 2007)
Deposit Portfolio Analysis